Exhibit 10.23

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

QUANTUMSCAPE CORPORATION

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

May 14, 2020

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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QUANTUMSCAPE CORPORATION

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

This Series F Preferred Stock Purchase Agreement (this “Agreement”) is dated as of May 14, 2020, and is by and between QuantumScape Corporation, a Delaware corporation (the “Company”), and Volkswagen Group of America Investments, LLC, 220 Ferdinand Porsche Dr., Herndon, VA 20171, a Delaware limited liability company (the “Investor”).

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1 Authorization. The Company will, prior to the First Closing (as defined below), authorize (a) the sale and issuance of up to 11,354,260 shares (the “Shares”) of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred”), having the rights, privileges, preferences and restrictions set forth in the amended and restated certificate of incorporation of the Company, in substantially the form of Exhibit A (the “Restated Certificate”) and (b) the reservation of a sufficient number of shares of Class A Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).

1.2 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, or to cause one of its wholly owned direct or indirect subsidiary to purchase, and the Company agrees to sell and issue to the Investor or the Investor’s wholly owned direct or indirect subsidiary;

(a) at the First Closing, 3,784,754 Shares, and

(b) at the Second Closing, 3,784,754 Shares,

in the case of each of clauses (a) and (b), at a cash purchase price of $26.4218 per share.

SECTION 2

CLOSING DATES AND DELIVERY

2.1 First Closing. Subject to the earlier termination of this Agreement pursuant to Section 9, the purchase, sale and issuance of 3,784,754 Shares at the first closing (the “First Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 at 10:00 a.m. local time on December 1, 2020, subject to the satisfaction or waiver of the conditions set forth in Section 6 and Section 8 (other than those conditions which by their nature are to be satisfied at the First Closing, but subject to the satisfaction of those conditions at the First Closing), or at such other time or date as the parties hereto agree in writing. At the First Closing:

(a) the Investor shall purchase, or cause such Investor’s wholly owned direct or indirect subsidiary to purchase, 3,784,754 Shares;

(b) the Company shall cause the Restated Certificate to be duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware; and

(c) with respect to each of the following agreements, the Investor shall deliver an executed counterpart for itself, and the Company shall deliver an executed counterpart for itself and each other party to such agreement:

(i) the Rights Agreement;

(ii) the Voting Agreement; and

(iii) the Right of First Refusal and Co-Sale Agreement.

2.2 Second Closing. Subject to the earlier termination of this Agreement pursuant to Section 9, the purchase, sale and issuance of 3,784,754 Shares at the second closing (the “Second Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, at 10:00 a.m. local time on a date to be specified by the parties, which shall be no later than the tenth (10th) Business Day after the satisfaction or waiver of the conditions set forth in Section 6, Section 7 and Section 8 (other than those conditions which by their nature are to be satisfied at the Second Closing, but subject to the satisfaction of those conditions at the Second Closing), but in no event prior to the First Closing, or at such other time or date as the parties hereto agree in writing. At the Second Closing, the Investor shall purchase, or cause the Investor’s wholly owned direct or indirect subsidiary to purchase, 3,784,754 Shares.

2.3 Subsequent Closing. Subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing” and together with the First Closing and the Second Closing, each a “Closing”) at any time on or after the First Closing and prior to or concurrently with the Second Closing, Shares having at least $50,000,000.00 (fifty million Dollars) in aggregate value to one or more Financial Investor(s) and/or Existing Investor (s) (the ”Subsequent Investors”). Any such sale and issuance at a Subsequent Closing shall be pursuant to a separate purchase agreement having substantially the same terms and conditions as those contained herein for the Second Closing, other than the conditions set forth in Section 7, and such Subsequent Investors shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, the Agreements, without a need for an amendment to any of the Agreements except to add such Subsequent Investor’s name to the appropriate exhibit to such Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of such Subsequent Closing. Upon receipt of written notice from the Company that the Company intends to issue Shares to a Subsequent Investor at a Subsequent Closing pursuant to this Section 2.3, the Investor shall, and shall cause any of its affiliates that is a Significant Holder (as defined in the Rights Agreement) to, promptly (and in any event within three (3) Business Days), waive its right of first refusal under Section 4.1 of the Rights Agreement with respect to the Shares to be issued at such Subsequent Closing, provided, such Subsequent Investor is a Financial Investor or Existing Investor as defined herein and the terms of such issuance otherwise comply with this Section 2.3. For the avoidance of doubt, the Company shall not, without the Investor’s prior written consent, sell any Shares, at a Subsequent Closing or otherwise, to any person other than a Financial Investor or Existing Investor or on terms other than on terms and conditions substantially the same as those contained herein for the Second Closing (other than the conditions set forth in Section 7).

2.4 Delivery. At the First Closing and the Second Closing, the Company will deliver to the Investor at such Closing a certificate registered in the Investor’s, or the Investor’s wholly-owned direct or indirect subsidiary’s, name representing the number of Shares that the Investor, or the Investor’s wholly-owned direct or indirect subsidiary, is purchasing at such Closing against payment of the purchase price therefor by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c) any combination of the foregoing.

2.5 Certain Definitions. “Actions” shall have the meaning as set forth in Section 3.12

“Agreement” shall have the meaning as set forth in the preamble.

“Agreements” shall mean the Agreement, the Rights Agreement, the Voting Agreement, the Right of First Refusal and Co-Sale Agreement.

“Anti-Bribery Law” shall mean (i) the US Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) any other law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption.

“Antitrust Laws” shall mean all antitrust, competition, or trade regulation laws of any Governmental Authority.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Jose, California or Wolfsburg, Germany.

“Closing” shall have the meaning as set forth in Section 2.3.

“Common IP License Agreements” shall mean the Common IP License Agreements by and between QSV Operations LLC as licensor and Volkswagen Group of America, Inc. or the Company (as applicable) as licensee, in each case entered into concurrently with the execution and delivery hereof.

“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock, collectively.

“Company” shall have the meaning as set forth in the preamble.

“Conversion Shares” shall have the meaning as set forth in Section 1.1.

“ERISA” shall have the meaning set forth in Section 3.20.

“Environmental Laws” shall mean any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Economic Sanctions Law” shall mean any economic or financial sanctions administered by OFAC, the US State Department, any other agency of the US government, the United Nations, the United Kingdom, the European Union or any member state thereof.

“Existing Investor” shall mean a holder (or its affiliates) of shares of Preferred Stock of the Company as of the date hereof.

“Financial Investor” shall mean a financial sponsor, investment bank, or any person or entity primarily engaged in investing activities that is not an operating company or an affiliate, division, unit or business segment of an operating company, provided that sovereign wealth funds and any other state-owned or state-backed investment funds shall only be included in this definition if, upon request by the Company, they are approved in writing by the Investor in its reasonable discretion.

“Financial Statement Date” shall have the meaning set forth in Section 3.5.

“Financial Statements” shall have the meaning set forth in Section 3.5.

“First Closing” shall have the meaning as set forth in Section 2.1.

“First Closing End Date” shall mean December 31, 2020.

“Framework Letter” shall mean that certain Signing Framework Letter entered into by the Company and the Investor as of the date hereof.

“Governmental Authority” shall mean any foreign, federal, state, provincial, county, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange) or any political or other subdivision, department, agency or branch of any of the foregoing.

“Hazardous Substance” shall have the meaning as set forth in Section 3.23.

“Intellectual Property” shall have the meaning set forth in Section 3.8.

“Investor” shall have the meaning as set forth in the preamble.

“IP License Agreement” shall mean the Phase 1 License Agreement by and between the Company as licensor and QSV Operations LLC as licensee entered into concurrently with the execution and delivery hereof.

“Joint Venture Agreement” shall mean the Amended and Restated Joint Venture Agreement by and among the Company, the Investor, Volkswagen Group of America, Inc., and QSV Operations LLC entered into concurrently with the execution and delivery hereof.

“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following individuals: Jagdeep Singh, Michael McCarthy and Timothy Holme.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement, of QSV Operations LLC entered into concurrently with the execution and delivery hereof.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1.

“Material Contract” shall have the meaning set forth in Section 3.7.

“OFAC” shall mean the Office of Foreign Assets Control of the US Department of the Treasury.

“Official” shall mean any official, employee or representative of, or any other person acting in an official capacity for or on behalf of, any (i) national, federal, state, provincial or local government, including any entity owned or controlled thereby, (ii) political party, party official or political candidate, or (iii) public international organization.

“Restated Certificate” shall have the meaning as set forth in Section 1.1.

“Rights Agreement” shall mean the Company’s Amended and Restated Investors’ Rights Agreement in substantially the form of Exhibit B.

“Right of First Refusal and Co-Sale Agreement” shall mean the Amended and Restated Right of First Refusal and Co-Sale Agreement in substantially the form of Exhibit C.

“Sanctioned Person” shall mean any person, organization or vessel (i) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury or on any list of targeted persons issued under the Economic Sanctions Law of any other country, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Territory, or (v) otherwise targeted under any Economic Sanctions Law.

“Sanctioned Territory” shall mean any country or other territory subject to a general export, import, financial or investment embargo under Economic Sanctions Law, which countries and territories, as of the date of this Agreement, include Crimea, Cuba, Iran, North Korea, and Syria.

“Second Closing” shall have the meaning as set forth in Section 2.2.

“Second Closing End Date” shall mean March 31, 2021.

“Securities Act” shall have the meaning as set forth in Section 3.13.

“Series F Preferred” shall have the meaning as set forth in Section 1.1.

“Shares” shall have the meaning as set forth in Section 1.1.

“Side Letter” shall mean that certain letter agreement by and among the Company and the Investor entered into concurrently with the execution and delivery hereof.

“Stockholder Consent” shall mean the action by written consent of the stockholders of the Company in substantially the form of Exhibit I.

“Strategic Agreements” shall mean the Joint Venture Agreement, the LLC Agreement, the IP License Agreement, the Common IP License Agreements and the Side Letter.

“Subsequent Closing” shall have the meaning as set forth in Section 2.3.

“Subsequent Investors” shall have the meaning as set forth in Section 2.3.

“Tax” or “Taxes ” means any federal, state, local or non-U.S. income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any non-U.S. jurisdiction/Governmental Authority, having jurisdiction with respect to any Tax.

“Tax Return” means any return, declaration, report, refund claim or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Agreement” means an agreement terminating that certain Battery Cell Development and Evaluation Agreement between the Company and Volkswagen Group of America, Inc. (as amended) in its entirety (with no provisions thereof surviving such termination), entered into concurrently with the execution and delivery hereof.

“Voting Agreement” shall mean the Amended and Restated Voting Agreement in substantially the form of Exhibit D.

“WSGR” shall have the meaning as set forth in Section 10.18.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit E, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to the Investor:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or as proposed to be conducted, to execute and deliver the Agreements, the Strategic Agreements and the Termination Agreement, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to the Agreements, the Strategic Agreements, the Termination Agreement and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s assets (including intangible assets), properties, financial condition or business as now conducted or as proposed to be conducted (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 81,000,000 shares of Class A Common Stock, 47,000,000 shares of Class B Common Stock, and 49,073,189 shares of Preferred Stock, 12,600,000 of which are designated Series A Preferred Stock, 12,400,000 of which are designated Series B Preferred, 4,080,000 of which are designated Series B-1 Preferred, 11,510,000 of which are designated Series C Preferred, 2,983,189 of which are designated Series D Preferred, and 5,500,000 of which are designated Series E Preferred. As of immediately prior to the First Closing and the Second Closing, the authorized capital stock of the Company will consist of 92,354,260 shares of Class A Common Stock, 47,000,000 shares of Class B Common Stock, and 60,427,449 shares of Preferred Stock, 12,600,000 of which are designated Series A Preferred Stock, 12,400,000 of which are designated Series B Preferred, 4,080,000 of which are designated Series B-1 Preferred, 11,510,000 of which are designated Series C Preferred, 2,983,189 of which are designated Series D Preferred, 5,500,000 of which are designated Series E Preferred, and 11,354,260 of which are designated Series F Preferred. As of the date of this Agreement and immediately prior to the First Closing, and subject to the exercise or conversion of convertible securities of the Company held by security holders of the Company, 578,089 shares of Class A Common Stock, 10,656,152 shares of Class B Common Stock, 12,192,245 shares of Series A Preferred Stock, 12,381,008 shares of Series B Preferred Stock, 4,076,037 shares of Series B-1 Preferred Stock, 11,258,372 shares of Series C Preferred Stock, 2,983,189 shares of Series D Preferred Stock, 5,500,000 shares of Series E Preferred, and no shares of Series F Preferred are and will be issued and outstanding. As of immediately prior to the Second Closing, and subject to the exercise or conversion of convertible securities of the Company held by security holders of the Company, 578,089 shares of Class A Common Stock, 10,656,152 shares of Class B Common Stock, 12,192,245 shares of Series A Preferred Stock, 12,381,008 shares of Series B Preferred Stock, 4,076,037 shares of Series B-1 Preferred Stock, 11,258,372 shares of Series C Preferred Stock, 2,983,189 shares of Series D Preferred Stock, 5,500,000 shares of Series E Preferred, and 3,784,754 shares of Series F Preferred will be issued and outstanding, together with additional shares of Series F Preferred which may be outstanding to the extent they have been issued at Subsequent Closings prior to the Second Closing, subject to any changes based on the exercise of stock options or warrants and the repurchase of securities by the Company in the ordinary course of business. The Class A Common Stock, the Class B Common Stock and the Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The Company has reserved:

(i) the Shares for issuance pursuant to this Agreement;

(ii) the Conversion Shares;

(iii) 17,169,226 shares of Class B Common Stock and Class A Common Stock for issuance to employees, consultants and directors pursuant to its Amended and Restated 2010 Equity Incentive Plan, under which, as of the date of this Agreement, options to purchase 13,442,423 shares are issued or outstanding, options to purchase 1,353,551 shares were previously exercised, and 2,373,252 shares remain available for future issuance;

(iv) 124,586 shares of Series A Preferred Stock for issuance upon exercise of outstanding warrants; and

(v) 129,718 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants.

(c) All issued and outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Rights Agreement. Except as set forth in the Rights Agreement, the Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

(e) Except for the conversion privileges of the Preferred Stock, the conversion privileges of the Class B Common Stock, the rights provided pursuant to the Rights Agreement and the Right of First Refusal and Co-Sale Agreement or as otherwise described in Section 3 of this Agreement, there are no options, warrants or other rights to purchase or acquire any of the Company’s capital stock.

(f) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.

(g) All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following each public offering of securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act commencing with the initial public offering of the Company’s securities.

3.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements, the Termination Agreement and the Strategic Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under the Agreements, the Termination Agreement and the Strategic Agreements has been taken or will be taken prior to the First Closing and no such action has been amended, modified or rescinded. The Agreements, the Termination Agreement and the Strategic Agreements when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.5 Financial Statements. The Company has delivered to the Investor the audited balance sheet and statement of operations as of and for the years ended December 31, 2018 and December 31, 2019, and the unaudited balance sheet and statement of operations of the Company as of and for the three (3) month period ended March 31, 2020 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2019 (the “Financial Statement Date”) and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under United States generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6 Changes. To the Company’s knowledge, since the Financial Statement Date, there has not been:

(a) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a Material Adverse Effect;

(c) any waiver by the Company of a valuable right or of a material debt owed to it;

(d) any material change or amendment to a material agreement by which the Company or any of their assets or properties is bound or subject;

(e) any loans made by the Company to or for the benefit of their employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(f) any resignation or termination of any executive officer or key employee of the Company, and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

(g) any material change in any compensation arrangement or agreement with any key employee, director or stockholder of the Company;

(h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

(i) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(k) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

(l) any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(m) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(n) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities reflected and accrued for under the Financial Statements incurred in the ordinary course of business; or

(o) any agreement or commitment by the Company to do any of the foregoing.

3.7 Material Contracts. Except for the Agreements and ancillary agreements to the transaction explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to its knowledge, by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell the Company’s products or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of Intellectual Property, or (vii) the disposition of a material portion of its assets or the acquisition of the business or securities or other ownership interests of another Person, or (viii) material uncapped indemnity obligations of the Company (each, a “Material Contract,” collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company, nor to the Company’s knowledge, any other party to the Material Contracts, is in material default under any of such Material Contracts.

3.8 Intellectual Property Ownership. For purposes of this Agreement, “Intellectual Property” shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, domain names, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights necessary to the business of the Company. The Company owns or possesses or has the ability to obtain on commercially reasonable terms sufficient legal rights to (i) all Intellectual Property other than patents and (ii) to the Company’s knowledge, all patents, in each instance as used by the Company in connection with the Company’s business and which are necessary to the conduct of the Company’s business as presently conducted and as presently proposed to be conducted. All maintenance fees or other fees due and owing on the Company’s Intellectual Property have been or will have been paid prior to each of the First Closing and the Second Closing. There are no liens, security interests or encumbrances on or in the Company’s Intellectual Property. To the Company’s knowledge, no product or service marketed or sold (or as presently proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Except for agreements with its own employees or consultants (each in substantially the forms delivered to the Investor), standard end-user object code license agreements and support/maintenance agreements, there are no outstanding options, licenses or agreements relating to the Intellectual Property, of any kind, and the Company is not bound by or a party to any options, licenses, claims, encumbrances or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging directly or indirectly (1) that the Company has violated, or by conducting its business as presently proposed, would violate any of the Intellectual Property of any other person or entity, (2) that any of the Company’s Intellectual Property is invalid, infringed or unenforceable, and (3) the Company is not aware of any specific reason to believe that any such allegation described in (1) or (2) may be forthcoming. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property. To the Company’s knowledge, it will not be necessary to the business of the Company as presently conducted and presently proposed to be conducted to use any inventions of any of its employees or consultants made prior to their employment by or consulting relationship with the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Each current and former employee and consultant has fully and validly assigned and transferred to the Company all Intellectual Property he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement in a manner that would require (or purport to require) the distribution of the source code of such software or prohibit (or purport to prohibit) the Company from charging for the distribution or use of the software or otherwise limit such software’s use for commercial purposes, and to the extent the Company uses any such source code, the Company is in compliance with the terms of any such licenses and any such software and licenses are listed on the Schedule of Exceptions.

3.9 Proprietary Information and Invention Assignment. Each current and former officer, employee, consultant and service provider of the Company has executed a confidential information and invention assignment agreement in favor of the Company in substantially the form provided to the Investor. No current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the knowledge of the Company, no current or former officer, employee, consultant or service provider of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.

3.10 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

3.11 Compliance with Other Instruments. The Company is not in violation of any term of its certificate of incorporation or bylaws, each as amended to date, or in any material respect of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements, the Termination Agreement and the Strategic Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, the Termination Agreement and the Strategic Agreements, and the issuance of the Shares, and the Conversion Shares, will not (i) result in any violation of, or conflict with, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as amended to date, and including the agreements referenced therein; (ii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any contract to which the Company is a party or by which any of its assets or properties are bound, or (iii) to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.12 Compliance with Law. The Company is, in all material respects, in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, applicable to it or its property.

3.13 Anti-Bribery. The Company has conducted its business in compliance with any Anti-Bribery Law to which is it subject. Neither the Company, nor any director, officer, employee, agent of the Company has (i) in order to assist any such person in improperly obtaining or retaining business for or with any person, in improperly directing business to any person, or in securing any improper advantage, made, authorized, offered or promised to make any payment, gift or transfer of anything of value, directly, indirectly or through a third party, to or for the use or benefit of any Official, or (ii) made, authorized, offered or promised to make any unlawful bribe, rebate, payoff, influence payment or kickback or has taken any other action that would violate any Anti-Bribery Law binding on such person or in effect in any jurisdiction in which such action is taken.

3.14 Money Laundering. The Company is in compliance with all applicable laws and regulations relating to money laundering, terrorist financing, or transactions involving the proceeds of illegal activities.

3.15 Sanctions. The Company is not owned, controlled or financed by a Sanctioned Person, and no officer or director, nor to the knowledge of the Company, any employee, agent, or representative of any such person is a Sanctioned Person.

3.16 Litigation. There are no actions, suits, proceedings or investigations (“Actions”) pending or overtly threatened against the Company or its properties before any court or governmental agency. To the Company’s knowledge, there is no Action pending or overtly threatened against any current or former consultant, officer, director or employee of the Company arising out of his or her consulting, employment or board relationship with the Company. The foregoing includes, without limitation, Actions pending or overtly threatened involving the prior employment or consultancy of any of the Company’s former or current consultants, employees, officers, directors, or employees, their services provided in connection with the Company’s business or any information or techniques allegedly proprietary to any of their former employers or other companies for which they have provided services, or their obligations under any agreements with prior employers or other companies for which they have provided services. Neither the Company nor, to the Company’s knowledge, any of its consultants, officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government body (in the case of consultants, officers, directors or employees, such as would affect the Company). There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

3.17 Investigations. During the past 5 years the Company has not received any communication indicating or alleging that the Company or any current or former consultant, officer, director or employee of the Company is or may be in violation of, or that any such person is or may be subject to any investigation or inquiry by a governmental authority related to, any applicable laws, including (without limitation) (i) any Anti-Bribery Law, (ii) any Economic Sanctions Law, or (iii) any applicable anti-money laundering or anti-terrorist financing law or regulation of any country.

3.18 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.19 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.20 Offering. Subject in part to the accuracy of the Investor’s representations and warranties in Section 4, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and will be issued in compliance with all applicable federal and state securities laws.

3.21 Registration and Voting Rights. Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of or giving of written consents with respect to capital shares of the Company.

3.22 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements, the Strategic Agreements or the Termination Agreement or any of the transactions contemplated hereunder or thereunder.

3.23 Tax Returns and Payments. The Company has timely filed all Tax Returns required to be filed by it with appropriate federal, state and local Tax Authority, except where the failure to do so would not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. All Taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other Taxes due and payable by the Company on or before the First Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local Taxes. Tax provisions/assets/liabilities as reflected on the financial statements are true and correct in all material respects. Company is not a member of any consolidated tax group for purposes of determining Tax liability or filing any Tax Returns.

3.24 Employees. To the Company’s knowledge, there are no strikes labor disputes or union organization activities pending or threatened between it and its employees. To the Company’s knowledge, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other compensation for services for performed. The Company has complied in all materials respects with applicable state and federal laws related to employment. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the applicable governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees and consultants of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. To the Company’s knowledge, each full-time employee of the Company is currently devoting 100% of his or her business time to the conduct of the business of the Company, other than serving as a director or advisor to other companies in unrelated fields that are not competitive to the Company’s business and in a manner that does not interfere with such employee’s duties to the Company. To the Company’s knowledge, no officer or employee of the Company is currently working or plans to work for a competitive enterprise, whether or not such officer or employee is or will be compensated by such enterprise

3.25 Employee Benefit Plans. The Schedule of Exceptions sets forth each employee benefit plan maintained, established or sponsored by the Company, or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other plan, program, arrangement or agreement that provides bonuses, incentive compensation, vacation pay, severance pay, insurance or any other perquisite or benefit to officers, employees or consultants of the Company other than the Option Plan. The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

3.26 Obligations to Related Parties. No employee, officer, director or, to the Company’s knowledge, stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies. To the Company’s knowledge, no employee, officer, director or stockholder, nor any affiliate thereof or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.27 Insurance. The Company has in full force and effect fire, casualty and D&O insurance policies in amounts sufficient and customary for companies in similar businesses similarly situated.

3.28 Environmental and Safety Laws. Except as would not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all applicable Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) to the Company’s knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls or any equipment containing such chemical used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned, leased or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. To the Company’s knowledge, there are no material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments arising out of or in connection with the Company’s business as now conducted.

3.29 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that provide for the vesting of such shares have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

3.30 Disclosure. The Company has provided the Investor with all the information regarding the Company that such Investor has requested for deciding whether to purchase the Shares. Neither the Agreements nor any other documents or certificates delivered pursuant to the Agreement, when taken as a whole, contain any untrue statement of a material fact or, to the Company’s knowledge, omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Investor but does represent that any such projections were prepared in good faith.

3.31 Minute Books. The minute books of the Company, a true and correct copy of which has been made available to the Investor and their counsel, contain a complete record of all meetings, consents and actions of the Board of Directors (and any committee thereof) and the stockholders of the Company since the time of its incorporation, accurately reflecting all transactions referred to in such minutes in all material respects.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

4.1 No Registration. The Investor understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. The Investor is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor can protect its own interests. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.5 Access to Data. The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the Strategic Agreements, the Termination Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, the Strategic Agreements, the Termination Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements, the Strategic Agreements and the Termination Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of the Agreement or the right of the Investor to rely thereon.

4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7 Residency. The Investor’s principal place of business is correctly set forth in the preamble.

4.8 Rule 144. The Investor acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the Conversion Shares. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.9 No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization

(a) The Investor has all requisite power and authority to execute and deliver the Agreements, the Strategic Agreements and the Termination Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements, the Strategic Agreements and the Termination Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreements, the Strategic Agreements and the Termination Agreement, and the performance of all of the Investor’s obligations under the Agreements, the Strategic Agreements and the Termination Agreement, has been taken or will be taken prior to the First Closing.

(b) The Agreements, the Strategic Agreements and the Termination Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements, the Strategic Agreements or the Termination Agreement by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.11 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor any Financial Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements, the Strategic Agreements or the Termination Agreement.

4.12 Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements, the Strategic Agreements and the Termination Agreement. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements, the Strategic Agreements and the Termination Agreement.

4.13 Legends. The Investor understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Rights Agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

ADDITIONAL AGREEMENTS

5.1 Company’s Conduct of Business. During the period from the date of this Agreement and continuing until the Second Closing, the Company shall operate the business of the Company in the ordinary course of business consistent with past practices, except with the prior written consent of the Investor (not to be unreasonably withheld, denied or delayed) or as specifically contemplated by this Agreement. In addition, during the period from the date of this Agreement and continuing until the Second Closing, the Company shall not, except with the prior written consent of the Investor, (i) establish a record date for, declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise or enter into any voting agreement, with respect to the Company’s capital stock or other equity interests; (ii) adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of the Company’s capital stock or other equity interests; (iii) make any amendments to the Agreements, the Company’s Restated Certificate or bylaws; or (iv) enter into a joint venture or other arrangement with a third party with respect to the same, or substantially the same, subject matter of the Joint Venture Agreement.

5.2 Liquidation Preference. In the event that the Company proposes to authorize, create or issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having liquidation preference rights senior to the Series F Preferred from time to time, the Company shall, as a condition to such authorization, creation or issue, amend the liquidation preference rights of the Series F Preferred such that they shall rank with equal priority to such new class or series of equity security.

5.3 Compliance Management System. The Company shall issue and implement a code of conduct for all of its employees, independent contractors, officers, and directors. The Company shall conduct an internal risk assessment (which will be updated on a regular basis) and implement a compliance management system that will address, among other things, conflicts of interest. The deadlines for completion of these items and the progress towards completion will be documented in the minutes of the meetings of the Company’s board of directors.

5.4 Use of Funds. The Company hereby agrees to set aside, in U.S. bank accounts or money market funds having a AAA rating, an amount equal to 33.33% of all cash proceeds received by it in the Second Closing and any Subsequent Closings, and to not, without the prior written consent of the Investor, use such cash proceeds for any purpose other than to make equity contributions to QSV Operations LLC in accordance with and as contemplated by the LLC Agreement.

5.5 Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to satisfy the conditions to closing set forth in Sections 6, 7 and 8 of this Agreement.

SECTION 6

CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE AT EACH OF THE FIRST AND

SECOND CLOSING

The Investor’s obligations to purchase 3,784,754 Shares at each of the First Closing and the Second Closing are subject to the fulfillment on or before the First Closing or Second Closing (as the case may be) of each of the following conditions, unless waived by the Investor:

6.1 Representations and Warranties. Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Sections 3.1, 3.2, 3.3 and 3.4 (the “Fundamental Representations”) shall be true and correct in all material respects as of the First Closing or the Second Closing (as the case may be) as though made on and as of the First Closing or the Second Closing (as the case may be), except to the extent such representations and warranties are expressly made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date (in each of the foregoing cases disregarding any standards of materiality contained in such representations and warranties). Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 (other than the Fundamental Representations) shall be true and correct in all respects as of the First Closing or the Second Closing (as the case may be) as though made on and as of the First Closing or the Second Closing (as the case may be), except (x) to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct in all respects as of such specific date only, or (y) where any failures to be so true and correct, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect (in each of the foregoing cases disregarding any standards of materiality contained in such representations and warranties).

6.2 Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the First Closing or the Second Closing (as the case may be) in all material respects (disregarding any standards of materiality contained in such covenants, agreements and conditions).

6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of 3,784,754 Shares and the Conversion Shares to be issued pursuant to this Agreement at the First Closing and the Second Closing (as the case may be) shall be obtained and effective as of the First Closing or the Second Closing (as the case may be), including the qualification from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any), if exemptions therefrom as required under applicable federal or state securities laws for the offer and sale of 3,784,754 Shares to be issued at the relevant closing are not available at the First Closing or the Second Closing (as the case may be).

6.4 Deliverables at the First Closing and the Second Closing. The Company shall have delivered to counsel to the Investor the following:

(a) a certificate dated as of the First Closing or the Second Closing (as the case may be) and executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, in substantially the form of Exhibit F, certifying the satisfaction of the conditions to closing listed in Sections 6.1 and 6.2;

(b) a certificate of the Secretary of State of the State of Delaware and a certificate of the Secretary of State of California, each dated as of a date within five (5) days of the First Closing or the Second Closing (as the case may be), with respect to the good standing of the Company;

(c) a certificate of the Company dated as of the First Closing or the Second Closing (as the case may be) and executed by the Company’s Secretary, in substantially the form of Exhibit G, attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement; and

(d) an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated as of the First Closing or the Second Closing (as the case may be), in substantially the form of Exhibit H.

6.5 Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have been furnished with such instruments and documents as it shall have reasonably requested.

6.6 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

6.7 Stockholder Consent and Charter Amendment

The Company shall have delivered to the Investor (i) the Stockholder Consent duly executed and adopted by the requisite number of stockholders of the Company required to take such action, and (ii) the Restated Certificate as duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.8 Regulatory Consents

No Governmental Authority shall have changed, amended or revised its filing thresholds in such a manner that would require the expiration or termination of a waiting period or receipt of any clearance under applicable Antitrust Laws in order to effect the First Closing or, if such a change, amendment or revision has been made, any such waiting period shall have expired or been terminated and any such clearance shall have been received.

SECTION 7

ADDITIONAL CONDITIONS TO INVESTOR’S OBLIGATION TO CLOSE AT THE SECOND

CLOSING

7.1 Additional Investor. The Company shall have provided to the Investor reasonable assurance and documentation that, prior to or concurrently with the Second Closing, one or more Subsequent Investors have invested or are investing at least $50,000,000.00 (fifty million Dollars) in Series F Preferred Shares of the Company at the same pricing and other terms as those set forth in this Agreement in accordance with Section 2.3 hereof.

7.2 [***] Delivery

The Company shall have delivered to the Investor [***]:

[***]

[***]

7.3 Regulatory Consents

No Governmental Authority shall have changed, amended or revised its filing thresholds in such a manner that would require the expiration or termination of a waiting period or receipt of any clearance under applicable Antitrust Laws in order to effect the Second Closing or, if such a change, amendment or revision has been made, any such waiting period shall have expired or been terminated and any such clearance shall have been received.

SECTION 8

CONDITIONS TO COMPANY’S OBLIGATIONS TO CLOSE AT THE FIRST AND SECOND

CLOSING

The Company’s obligations to sell and issue 3,784,754 Shares at each of the First Closing and the Second Closing are subject to the fulfillment on or before the First Closing or the Second Closing (as the case may be) of the following conditions, as applicable, unless waived by the Company:

8.1 Representations and Warranties. The representations and warranties made by the Investor in Section 4 shall be true and correct in all material respects as of the First Closing or the Second Closing (as the case may be) as though made on and as of the First Closing or the Second Closing (as the case may be) (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct in all material respects as of such specific date only) (in each of the foregoing cases disregarding any standards of materiality contained in such representations and warranties).

8.2 Covenants. The Investor shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by the Investor on or prior to the date of the First Closing or the Second Closing (as the case may be) in all material respects (disregarding any standards of materiality contained in such covenants, agreements and conditions).

8.3 Regulatory Consents

No Governmental Authority shall have changed, amended or revised its filing thresholds in such a manner that would require the expiration or termination of a waiting period or receipt of any clearance under applicable Antitrust Laws in order to effect the First Closing or the Second Closing, as the case may be, or, if such a change, amendment or revision has been made, any such waiting period shall have expired or been terminated and any such clearance shall have been received.

8.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of 3,784,754 Shares and the Conversion Shares to be issued pursuant to this Agreement at the First Closing and the Second Closing (as the case may be) shall be obtained and effective as of the First Closing or the Second Closing (as the case may be), including the qualification from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any), if exemptions therefrom as required under applicable federal or state securities laws for the offer and sale of 3,784,754 Shares to be issued at the relevant closing are not available at the First Closing or the Second Closing (as the case may be).

SECTION 9

TERMINATION

Termination. This Agreement may be terminated as follows:

(a) at any time by mutual written consent of the Company and the Investor;

(b) at any time prior to the First Closing by the Investor if the closing condition set forth in Section 6.7 has not been satisfied by 5:00 PM, Pacific Daylight Time, on May 28, 2020 (the “Charter Filing Deadline”); provided the right to terminate this Agreement under this Section 9(b) by the Investor shall not be available if (i) the Company’s failure to satisfy such closing condition by the Charter Filing Deadline is caused by the failure of the Company to obtain the consent of the requisite stockholders to make the Stockholder Consent effective, (ii) the Investor and/or any of its affiliates that hold shares of the Company’s capital stock did not timely execute and deliver its Stockholder Consent to the Company prior to the Charter Filing Deadline, and (iii) but for the failure of the Investor and/or its affiliates that hold shares of the Company’s capital stock to timely execute and deliver its Stockholder Consent to the Company prior to the Charter Filing Deadline, the Stockholder Consent would have been effective and would have enabled the Company to fulfil the closing condition in Section 6.7 by the Charter Filing Deadline;

(c) at any time prior to the First Closing by the Company or the Investor if the First Closing has not occurred on or before the First Closing End Date, unless the First Closing End Date is extended by written agreement of the Company and the Investor; provided, that the right to terminate this Agreement under this Section 9(c) shall not be available (i) to the Company if the Company fails to fulfill or comply with any obligation or covenant under this Agreement, and such failure or breach has been the cause of, or resulted in, the failure of the First Closing to occur on or prior to such date, or (ii) the Investor fails to fulfill or comply with any obligation or covenant under this Agreement, and such failure or breach has been the cause of, or resulted in, the failure of the First Closing to occur on or prior to such date; or

(d) at any time following the First Closing and prior to the Second Closing by the Company or the Investor if the Second Closing has not occurred on or before the Second Closing End Date, unless the Second Closing End Date is extended by written agreement of the Company and the Investor; provided, that the right to terminate this Agreement under this Section 9(d) shall (i) only relate to the obligations of the parties under this Agreement to implement the Second Closing, but shall not affect the validity or effectiveness of the First Closing once occurred, and (ii) not be available (x) to the Company if the Company fails to fulfill or comply with any obligation or covenant under this Agreement, and such failure or breach has been the cause of, or resulted in, the failure of the Second Closing to occur on or prior to such date, or (y) the Investor fails to fulfill or comply with any obligation or covenant under this Agreement, and such failure or breach has been the cause of, or resulted in, the failure of the Second Closing to occur on or prior to such date.

SECTION 10

MISCELLANEOUS

10.1 Amendment. Except as expressly provided herein and subject to Section 10.9 , neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

10.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at QuantumScape Corporation, 1730 Technology Drive, San Jose, California 95110, or at such other current address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Michael J. Danaher, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, (ii) if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one (1) Business Day after deposit with the courier, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), the Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for the Investor, (ii) electronic mail to the electronic mail address for the Investor, (iii) posting on an electronic network together with separate notice to the Investor or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor. This consent may be revoked by the Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

10.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

10.4 Brokers or Finders. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.22, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.11.

10.5 Expenses. The Company and the Investor shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

10.6 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

10.7 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company (not to be unreasonable withheld), other than by the Investor to one or more of the direct or indirect or controlled affiliates of Volkswagen AG. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, and each such permitted assign, heir, executor and administrator shall succeed to the rights and obligations under this Agreement.

10.8 Entire Agreement. This Agreement, including the exhibits attached hereto or referenced herein or in such exhibits, and the other transaction documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

10.9 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

10.10 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

10.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.13 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

10.14 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

10.15 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

10.16 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

10.18 Waiver of Potential Conflicts of Interest. Each of the Investor and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent the Investor, in matters not related to the transactions contemplated by this Agreement. In the course of such representation, WSGR may have come into possession of confidential information relating to the Investor. The Investor and the Company acknowledge that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Investor and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, and WSGR’s possession of such confidential information. Each of the Investor and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(signature page follows)

The parties are signing this Series F Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

QUANTUMSCAPE CORPORATION, a Delaware corporation

By:	/s/ Jagdeep Singh
Name: Jagdeep Singh
Title: Chief Executive Officer

QUANTUMSCAPE CORPORATION

SIGNATURE PAGE TO SERIES F PREFERRED STOCK PURCHASE AGREEMENT

The parties are signing this Series F Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

VOLKSWAGEN GROUP OF AMERICA INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Kevin Duke
Name: Kevin Duke
Title: VP & Secretary

QUANTUMSCAPE CORPORATION

SIGNATURE PAGE TO SERIES F PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

EXHIBIT B

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT C

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT D

AMENDED AND RESTATED VOTING AGREEMENT

EXHIBIT E

QUANTUMSCAPE CORPORATION

SCHEDULE OF EXCEPTIONS

EXHIBIT F

QUANTUMSCAPE CORPORATION

COMPLIANCE CERTIFICATE

EXHIBIT G

QUANTUMSCAPE CORPORATION

SECRETARY’S CERTIFICATE

EXHIBIT H

OPINION OF COUNSEL TO THE COMPANY

EXHIBIT I

STOCKHOLDER CONSENT